EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Dollar Tree Stores, Inc.:

We consent to the incorporation by reference in the registration statements (Nos. 33-92812, 33-92814, 33-92816, 333-38735, 333-41248, 333-61139, 333-106883, 333-106884, 333-106886, 333-117337 and 333-126286) on Form S-8 of Dollar Tree Stores, Inc. of our reports dated April 5, 2006, with respect to the consolidated balance sheets of Dollar Tree Stores, Inc. and subsidiaries as of January 28, 2006 and January 29, 2005, and the related consolidated statements of operations, shareholders’ equity and comprehensive income, and cash flows for each of the years in the three-year period ended January 28, 2006, management's assessment of the effectiveness of internal control over financial reporting as of January 28, 2006, and the effectiveness of internal control over financial reporting as of January 28, 2006, which reports appear in the January 28, 2006 annual report on Form 10-K of Dollar Tree Stores, Inc.

/s/KPMG LLP
Norfolk, Virginia
April 10, 2006

To Exhibit 31.1 Cerification required under Section 302 of the Sarbanes-Oxley Act of Chief Executive Officer